UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

REGIS CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	1-12725	41-0749934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No)

7201 Metro Boulevard
Minneapolis, MN 55439
(Address of principal executive offices and zip code)

(952) 947-7777
(Registrant’s telephone number, including area code)

(Not applicable)

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Regis Corporation
Current Report on Form 8-K

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective August 31, 2012, the Company entered into an employment agreement with Daniel J. Hanrahan, the Company’s new President and Chief Executive Officer, and amended and restated employment agreements with the Company’s other executive officers, which are summarized below:

Employment Agreement with Daniel J. Hanrahan

•                  Mr. Hanrahan’s initial base salary through the period ending June 30, 2014 will be $850,000 annually.  Thereafter Mr. Hanrahan’s base salary will be subject to annual review by the Board of Directors of the Company.

•                  Mr. Hanrahan will be eligible for an annual incentive award equal to 125% of his then-current base salary for achievement of target performance, but which may be less than or greater than 125% of his base salary for actual performance that is less than or greater than target, respectively.  Mr. Hanrahan has been guaranteed an award payout equal to 125% of his base salary for the Company’s fiscal year ending June 30, 2013.

•                  Mr. Hanrahan will be entitled to participate in the Company’s long-term equity incentive program.  For the Company’s fiscal year ending June 30, 2013, he received equity awards with a targeted value of $2,250,000, which consists of 20% restricted stock awards, 40% performance share awards and 40% stock appreciation rights, consistent with the Company’s equity compensation program for senior executives.

•                  In addition to his participation in the Company’s long-term equity incentive program, Mr. Hanrahan received two special equity awards upon his commencement of employment.  The first grant consists of 118,062 shares of restricted stock that will vest in full at the end of five years.  The second grant consists of 20,000 restricted stock units that will vest if the Company’s stock trades at or above $35 for 20 consecutive trading days at some time during the five year period beginning with his commencement of employment.

•                  Mr. Hanrahan will be entitled to severance if he is terminated without cause or if he terminates for good reason.

•                  If he is terminated during the first three years of his employment, he will receive severance equal to his base salary for the balance of that initial three year term, with a minimum of one year of base salary, and the amount of any bonus he would have earned in the year of termination (based on actual performance) had he remained employed and the amount of any bonus he would have earned in any subsequent year during the initial three-year period (based on actual performance and assuming consistent threshold, target and maximum award amounts).  He will also be entitled to receive a bonus for the year of termination if he is terminated after the end of the fiscal year but before payment of the bonus.  If Mr. Hanrahan’s employment is terminated without cause or terminates for good reason after the initial three year term of his employment, he will receive severance in the amount of one times his annual base salary plus the amount of any bonus he would have earned in the year of termination (based on actual performance) had he remained employed.  Mr. Hanrahan would also receive up to a maximum of 18 months of benefits continuation payments.

•                  If Mr. Hanrahan’s employment is terminated without cause or terminates for good reason within 24 months following a change of control, then Mr. Hanrahan receives an amount equal to two times base salary plus two times the target annual bonus for the year of termination.

•                  The severance payments will be paid over the course of the severance period and offset by any compensation Mr. Hanrahan receives from other employment during the severance period.  The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•                  Mr. Hanrahan will participate in the Company’s other benefit programs generally available to the Company’s senior executives.

•                  The Company will provide certain relocation benefits to Mr. Hanrahan, including a payment equal to one-half of any loss he experiences on the sale of his current residence, up to a maximum of $100,000.

Amended and Restated Employment Agreements with Other Executive Officers

•                  The amended and restated agreements freeze certain aspects of the company’s supplemental executive retirement benefits effective June 30, 2012.  The executive officers will not receive vesting credit after June 30, 2012 and the monthly benefit calculation is limited to the average base salary for the 60-month period leading up to June 30, 2012.

•                  The amended and restated agreements provide for severance if the executive officer is terminated without cause or the executive officer terminates for good reason.  In that event, the executive would receive an amount equal to one times annual base salary plus a prorated portion of any bonus the executive officer would have earned for the year of termination (based on actual performance).  The executive officer would also receive up to 12 months of benefits continuation payments.  If the executive officer’s employment is terminated without cause or terminates for good reason within 24 months following a change of control, then the executive officer receives an amount equal to two times annual base salary plus two times the target annual bonus for the year of termination.  The executive officer would also receive up to 18 months of benefits continuation payments.  The severance payments will be paid over the course of the severance period and offset by any compensation the executive officer receives from other employment during the severance period.  The severance payments are also contingent upon signing and not rescinding a release and complying with certain non-competition and non-solicitation provisions.

•                  The employment agreements also eliminate the executive officers’ rights to any excise tax gross-up payments upon any “excess parachute” payment, and eliminate the executive officers’ rights to any tax gross-up payments for the life insurance payments made by the Company for the benefit of the executive officers.

Equity Awards

In connection with the execution of the employment agreements, the executive officers received certain equity awards from the Company, including a stock appreciation right, a restricted stock unit and a performance unit.  The stock appreciation rights vest ratably on each anniversary of the date of grant over a three-year period, have a term of 10 years and an exercise price of $18.01 per share.  The restricted stock units vest ratably on each anniversary of the date of grant over a three-year period.  The performance units, which will be granted upon further action by the Compensation Committee to determine the performance metrics, are expected to have a one-year performance period (fiscal 2013), with the number of earned units determined based on achievement of certain adjusted EBITDA and same-store sales measures.  The recipient must then continue to remain employed for an additional two years (through fiscal 2015) to vest in the earned units.  The awards are subject to certain provisions for acceleration of vesting upon various termination scenarios and a change of control of the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIS CORPORATION

Dated: September 7, 2012	By:	/s/ Eric Bakken
Name: Eric Bakken, Title: Secretary